Exhibit 99.1

                                               Contact:
                                               Susan Hickey
                                               NetRatings, Inc.
                                               212-703-5909
                                               shickey@netratings.com


            NETRATINGS ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

     New York, Nov. 4, 2004 - NetRatings, Inc. (NASDAQ: NTRT), the global standard for Internet audience measurement and analysis, today announced financial results for the third quarter ended Sept. 30, 2004.

     NetRatings' revenues for the third quarter of 2004 were $15.6 million, a 47 percent increase over revenues of $10.6 million in the third quarter of 2003. In accordance with generally accepted accounting principles (GAAP), net loss for the third quarter of 2004 was $4.3 million, or $0.12 per share, on approximately
34.8 million shares. This compares with a net loss of $6.5 million, or $0.19 per share, in the third quarter of 2003, on approximately 33.9 million shares.

     On an EBITDA basis (a non-GAAP measure that reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation), the company reported a third quarter loss of $1.2 million, or $0.04 per share. This compares with an EBITDA loss in the third quarter of 2003 of $3.5 million, or $0.10 per share. A complete reconciliation of GAAP results to EBITDA results may be found in the accompanying financial tables and footnote.

     NetRatings ended the quarter with $194 million in cash, cash equivalents and short-term investments, compared to $193 million at the end of the second quarter.

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     "The  third  quarter   marked  another  period  of  strong  revenue  growth
translating into solid improvement on the bottom line," said William Pulver, president and CEO, NetRatings. "Interest in our new products - including
MegaPanel services, Homescan Online and Market Intelligence - has been strong with both new and existing clients. With the majority of our product development investments in place, continued momentum in online advertising metrics, and ongoing rigorous expense management, NetRatings is positioned for a strong end to 2004 and reaching operating profitability during 2005."

     NetRatings ended the quarter with 1,338 clients - up from 1,257 at the end of the second quarter - and recorded a 76 percent renewal rate.



Guidance

For the fourth quarter ending Dec. 31, 2004, NetRatings is projecting the following:

     - Revenue is expected to be between $15.7 million and $16.1 million
     - Net loss per share on a GAAP basis is expected to be between $0.07 and $0.09
     - EBITDA loss per share is expected to be between $0.02 and $0.04

For the full year 2004, NetRatings is projecting the following:

     - Revenue is expected  to be between  $59  million and $59.4  million
     - Net loss per share on a GAAP basis is expected to be between $0.51 and $0.53
     - EBITDA loss per share is expected to be between $0.17 and $0.19



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


Third Quarter 2004 Conference Call

Today at 4:30 p.m. ET, NetRatings management will host a conference call and Webcast to discuss its third quarter 2004 results and outlook. The company welcomes all members of the financial and media communities to visit the "Investor Relations" area of www.netratings.com to listen to the conference call via live Webcast.


About NetRatings

NetRatings, Inc. (Nasdaq: NTRT) delivers leading Internet media and market research solutions, marketed globally under the Nielsen//NetRatings brand. With high quality, technology-driven products and services, Nielsen//NetRatings enables clients to make informed business decisions regarding their online strategies. The Nielsen//NetRatings product portfolio includes panel-based and site-centric Internet audience measurement services, online advertising intelligence, user lifestyle, demographic and product brand preferences data, Internet reach and frequency planning tools, and custom data, research and analysis. For more information, visit www.nielsen-netratings.com

Safe Harbor Statement

This press release contains statements that may constitute forward-looking statements pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions and involve a number of uncertainties and risks that could cause actual results to differ materially from those currently expressed in any such forward-looking statements. Information about potential factors that may affect NetRatings' business and financial results is included in its annual report on Form 10-K for the fiscal year ended Dec. 31, 2003 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge. Readers of this press release are referred to such filings. The forward-looking statements herein speak only as of the date of this press release. NetRatings does not undertake to update any forward-looking statement that may be made from time to time by it or on behalf of NetRatings.


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

NetRatings, Inc.
Statements of Operations
(in thousands, except per share data)

                                                                  Three Months Ended                    Nine Months Ended
                                                                     September 30,                        September 30,
                                                                 2004              2003                2004              2003
                                                           ----------------- ----------------    ----------------- ----------------

Revenue                                                        $ 15,623         $ 10,611            $  43,362         $ 29.834

Cost of revenue(exclusive of the amortization of stock
based compensation reported below)                                5,653            5,029               17,590           14,428
                                                           ----------------- ----------------    ----------------- ----------------
Gross profit                                                      9,970            5,582               25,772           15,406
                                                           ----------------- ----------------    ----------------- ----------------

Operating expenses:
    Research and development                                      3,100            2,503                9,405            7,106
    Sales and marketing                                           5,888            4,433               17,114           12,414
    General and administrative                                    2,889            2,885                8,912            7,534
    Restructuring expenses                                            -                -                (525)                -
    Litigation settlement recovery                                    -                -              (1,800)                -
    Amortization of intangibles                                     874              969                2,961            2,928
    Amortization of stock-based compensation                      2,276            2,276                6,828            6,829
                                                           ----------------- ----------------    ----------------- ----------------
                         Total operating expenses                15,027           13,066               42,895           36,811
                                                           ----------------- ----------------    ----------------- ----------------

Loss from operations:                                            (5,057)          (7,484)             (17,123)         (21,405)

Equity in earnings (losses) of joint ventures                        43               32                   81              (18)
Interest income, net                                                737              732                2,103            3,241
Minority interest in losses (gains) loss of
consolidated subsidiaries                                           (69)             179                 (169)             323
                                                          ----------------- ----------------     ---------------- ----------------
Net loss                                                       $ (4,346)        $ (6,541)            $ (15,108)        $ (17,859)
                                                           ================= ================    ================= ================

Basic and diluted net loss
per common share                                               $  (0.12)        $  (0.19)            $  (0.44)        $  (0.53)
                                                           ================= ================    ================= ================


Shares used to compute basic and diluted
net loss and EBITDA net loss per common share                    34,808           33,869               34,421           33,746
                                                           ================= ================    ================= ================

EBITDA (1)
----------
Net loss                                                       $ (4,346)        $ (6,541)            $(15,108)        $(17,859)
Less:
Interest income, net                                               (737)            (732)              (2,103)          (3,241)
Depreciation                                                         686              521                2,164            1,611
Amortization of intangibles                                          874              989                2,961            2,928
Amortization of stock-based compensation                           2,276            2,276                6,828            6,829
                                                           ----------------- ----------------    ----------------- ----------------
EBITDA                                                         $ (1,247)        $ (3,507)            $ (5,258)         $(9,732)
                                                           ----------------- ----------------    ----------------- ----------------
EBITDA loss per common share                                   $  (0.04)        $  (0.10)            $  (0.15)        $  (0.29)
                                                           ================= ================    ================= ================


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(1) EBITDA reflects net income/loss excluding interest income/expense, taxes, depreciation, and amortization of intangibles and stock-based compensation. Management uses this measure internally to evaluate the company's performance. NetRatings provides results, guidance and associated reconciliation of this non-GAAP measure to the investment community, as we believe it provides consistent and comparable measures to help investors understand our current and future operating cash flow performance. Interest income/expense is excluded as it is not related to our operating performance. Depreciation expenses are non-cash charges. NetRatings excludes amortization of intangibles and stock-based compensation as they are non-cash charges not directly related to operations. EBITDA data is provided as a complement to results provided in accordance with GAAP, and should be considered in addition to, and not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.


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
Reconciliation of net loss per share to EBITDA per share for fourth quarter and full year 2004 guidance

                                                           Three months ending                  Year ending
                                                             Dec. 31, 2004                    Dec. 31, 2004
                                                             --------------                    -------------


Net loss                                               $ (0.09)      $ (0.07)            $  (0.53)         $  (0.51)
Adjustments:
     Interest income, net                                (0.02)        (0.02)               (0.08)            (0.08)
     Depreciation                                         0.03          0.03                 0.09              0.09
     Amortization of intangibles                          0.02          0.02                 0.11              0.11
     Amortization of stock-based compensation             0.02          0.02                 0.22              0.22
                                                       ---------------------             ---------------------------

EBITDA loss per share guidance range                   $ (0.04)      $ (0.02)            $  (0.19)         $  (0.17)
                                                       ======================            ===========================


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
NetRatings, Inc.
Balance Sheets
(in thousands)
                                                          September 30,            September 31,
                                                              2004                     2003
                                                              ----                     ----

ASSETS

Current assets
Cash, cash equivalents & short term investments        $   194,429              $   210,039
Accounts receivable                                         11,532                   10,141
Other current assets                                         5,067                    4,491
                                                       -----------              -----------
  Total current assets                                     211,028                  224,671

Property and equipment                                       5,386                    3,943
Intangibles, net                                            16,128                   19,089
Goodwill                                                    77,644                   66,612
Other assets                                                 1,249                      936
                                                       -----------            -------------
  Total assets                                         $   311,435            $     315,251
                                                       ===========            =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilitie
Accounts payable & accrued expenses                   $    22,070             $      26,807
Deferred revenue                                           13,003                    10,777
Restructuring liabilities                                   1,004                     1,711
                                                      -----------             -------------
  Total current liabilities                                36,074                    39,295

Restructuring liabilities, less current portion             1,160                     1,680
                                                      -----------            --------------
  Total liabilities                                        37,234                    40,975

Minority interest                                             474                       222

Stockholders' equity                                      273,727                   274,054
                                                      -----------            --------------
  Total liabilities and stockholders' equity           $  311,435            $      315,251
                                                       ==========            ==============


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